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                                                                     EXHIBIT 5.1


                               September 25, 1997





American Homestar Corporation
2450 South Shore Boulevard, Suite 300
League City Texas 77573


         Re:     Registration Statement on Form S-8 of American Homestar
                 Corporation.

Gentlemen:

         We are acting as counsel for American Homestar Corporation., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 13,171 shares of the Company's Common Stock, par value $.05 per share (the "Shares"), which shares are issuable upon the exercise of options ("Options") granted pursuant to the provisions of the various Replacement Incentive Stock Option Agreements by and between the Corporation, on the one hand, and Joan Vickery ("Vickery"), Jimmy Tyra ("Tyra"), Vernon Berry ("Berry") and Mike Terrian ("Terrian"), respectively, on the other (each an "Agreement" and collectively the "Agreements"). A Registration Statement on Form S-8 covering the offering and sale of the Shares (the "Registration Statement") is expected to be filed with the Securities and Exchange Commission on or about the date hereof.

         In reaching the conclusions expressed in this opinion we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to reach the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us.

         Based solely upon the foregoing, subject to the comments and exceptions hereinafter stated, it is our opinion that the Shares, when sold by the Company in accordance with the terms of the Agreements for consideration having a value not less than the par value thereof, will be validly and legally issued, fully paid and nonassessable.
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         We express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.





                                            Very truly yours,

                                            Jackson Walker L.L.P.